Exhibit 99.1
Contacts:

W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
METRETEK TECHNOLOGIES COMPLETES $28.2 MILLION
PRIVATE PLACEMENT OF COMMON STOCK
DENVER — April 10, 2006 — Metretek Technologies, Inc. (Amex: MEK) announced today that it has successfully completed its previously announced private placement of 2,012,548 shares of its common stock to certain institutional and accredited investors at a price of $14.00 per share, raising gross proceeds of approximately $28.2 million. In addition, officers and directors of the Company sold 390,452 shares of common stock to the investors in the private placement at the same price per share. Roth Capital Partners, LLC acted as the placement agent in the private placement.
The net cash proceeds to the Company of approximately $26 million will be used for the repayment of indebtedness, for capital expenditures, and for working capital purposes.
The private placement was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock sold have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale from time to time of the shares of common stock sold in the private placement.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the closing of the private placement and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of PowerSecure to develop and expand its core distributed generation and its new energy-related businesses, services and technologies, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; effects from time to time of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, service, technologies and markets; the effects of competition; changes in customer and industry demand and preferences and purchasing patterns; the Company’s ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; the effects of international conflicts and terrorism; and other risks, uncertainties and other factors identified from time to time in the Company’s reports and filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

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